Exhibit 99.2

EXL Agrees to Acquire Outsource Partners International

May 2, 2011: ExlService Holdings, Inc. (“EXL”) (NASDAQ: EXLS), a leading provider of transformation and outsourcing services, today announced that is has signed a definitive agreement to acquire Outsource Partners International (“OPI”), a leading global provider of finance & accounting (“F&A”) outsourcing services. With this acquisition, EXL establishes itself as one of the leading third-party service providers in global F&A outsourcing.

Rohit Kapoor, President and CEO of EXL stated “I am extremely excited about EXL’s acquisition of OPI. OPI is one of the largest pure-play providers of complex F&A outsourcing in the market today. OPI has over 3,700 professionals globally, approximately 80 clients, and an extremely talented management team. By combining EXL’s F&A outsourcing and transformation capabilities with OPI’s end-to-end F&A outsourcing capabilities and proprietary platforms, we will assemble a comprehensive set of F&A solutions. These solutions will be of tremendous relevance to the CFO’s organization. The acquisition furthers EXL’s strategic objective of leveraging technology and proprietary intellectual property in our solution offerings. We will also firmly establish our onshore outsourcing presence in the U.S. while enhancing our European and Asian delivery footprint. OPI’s and EXL’s cultures are aligned and customer centric. Our respective high-touch relationship management models are highly complementary and by combining forces we will be able to provide our clients with a broader range of transformation and outsourcing solutions. I am extremely pleased to welcome the entire OPI team to the EXL family, and we look forward to an exciting and successful future.”

Clarence Schmitz, Chairman and CEO of OPI stated “This transaction enables the logical next step in OPI’s growth. I am confident it will bring tremendous benefits to OPI’s clients, as well as enhance opportunities for our employees around the world. We are bringing together OPI’s domain expertise in F&A and EXL’s differentiated transformation and outsourcing capabilities. The combined company will have the ability to meet an even broader range of client requirements and to accelerate our investments in proprietary F&A platforms and solutions. OPI’s clients will benefit from the addition of EXL’s transformational skill sets, a broader geographic delivery footprint, and its strong balance sheet.”

Clarence Schmitz and Kishore Mirchandani, President of OPI, will join the management team of EXL after the close of the transaction.

EXL will host a conference call on May 3, 2011 at 10:00 a.m. (ET) to discuss the acquisition and answer investor questions. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at www.exlservice.com, where the accompanying presentation providing additional data on the transaction can now be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384 or 1-224-357-2191 and enter “58183604”. For those who cannot access the live broadcast, a replay will be available by dialing 1-800-642-1687 or 1-706-645-9291 and entering “58183604” from two hours after the end of the call until 11:59 p.m. (ET) on May 17, 2011. The replay will also be available on the EXL website (www.exlservice.com).

Avendus Capital and FT Partners served as financial and strategic advisors to OPI as part of the transaction.

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (NASDAQ: EXLS) is a leading provider of outsourcing and transformation services. EXL’s outsourcing services include a full spectrum of business process outsourcing services from offshore delivery centers requiring ongoing process management skills. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, risk and financial management and operations and process excellence services. Headquartered in New York, EXL primarily serves the needs of Global 1000 companies in the insurance, utilities, banking and financial services, transportation and logistics, and travel sectors. Find additional information about EXL at www.exlservice.com.

About Outsource Partners International

Outsource Partners International (OPI) is a professional services firm dedicated to the outsourcing of finance & accounting business processes, analytics, and related consulting and advisory services. OPI has more than 3,700 professionals operating in its offices throughout the United States, India, United Kingdom, Bulgaria and Malaysia. Benefits realized by OPI clients include improved efficiency, effectiveness, flexibility, quality, and compliance. www.opiglobal.com

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.